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                                                                    EXHIBIT 5.01

                                December 10, 2001

NetScreen Technologies, Inc.
350 Oakmead Parkway
Sunnyvale, California 95085

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-1 (File Number 333-71048) filed by NetScreen Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on October 5, 2001, Amendment No. 1 thereto filed on November 13, 2001, Amendment No. 2 thereto filed on November 23, 2001, Amendment No. 3 thereto filed on November 27, 2001 and Amendment No. 4 thereto filed on December 10, 2001 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 11,500,000 shares of the Company's Common Stock, $0.001 par value per share (the "Stock").

     In rendering this opinion, we have examined the following:

     (1) the Company's Restated Certificate of Incorporation, certified by the Delaware Secretary of State on October 2, 2001;

     (2) the form of the Company's Restated Certificate of Incorporation, to be filed with the Delaware Secretary of State at the time of the closing of the offering pursuant to the Registration Statement;

     (3) the Company's Bylaws, certified by the Company's Secretary on October 3, 2001;

     (4) the Company's Restated Bylaws, certified by the Company's Assistant Secretary on November 20, 2001;

     (5) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

     (6)  the Prospectus prepared in connection with the Registration Statement;

     (7) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books that are in our possession;

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November 27, 2001
Page 2

     (8) the stock records for the Company that the Company has provided to us (consisting of a list of stockholders dated September 30, 2001 and a list of option and warrant holders respecting the Company's capital stock and of any rights to purchase capital stock that was prepared by the Company and dated September 30, 2001 verifying the number of such issued and outstanding securities); and

     (9) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock will be, when issued, properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials, records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America, the State of California and the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that the up to 11,500,000 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the resolutions of the Company's Board of Directors, the Registration Statement and the Prospectus and pursuant to the terms of the underwriting agreement by and among the Company and the several underwriters named in Schedule I thereto, a form of which underwriting agreement is attached as an exhibit to the Registration Statement, will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus

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November 27, 2001
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constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                     Very truly yours,

                                     /s/ Fenwick & West LLP

                                     FENWICK & WEST LLP